CONSENT OF INDEPENDENT ACCOUNTANTS







We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82392, 33-04968, 33-39784, 33-58110 and 33-63095)
of PAR Technology Corporation of our report dated February 11, 2000 relating to the financial statements, appearing at Item 14 of this Form 10-K.






PRICEWATERHOUSECOOPERS LLP


Syracuse, New York
March 24, 2000